UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2010 (August 25, 2010)

Whitestone REIT
(Exact Name of Registrant as Specified in Charter)

Maryland	001-34855	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, TX	77063
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 25, 2010, Whitestone REIT (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) in connection with the public offering (the “Offering”) of its Class B common shares of beneficial interest, par value $0.001 (the “Class B Common Shares”) by and among the Company, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”) and Wunderlich Securities, Inc. and Ladenburg Thalmann & Co. Inc., as representatives of the several underwriters named in Schedule A thereto (collectively, the "Underwriters"), substantially in the form of the Underwriting Agreement filed as Exhibit 1 to Amendment No. 5 to the Company's Registration Statement on Form S-11 (Registration No. 333-162859) filed on August 24, 2010. Pursuant to the Underwriting Agreement, the Company agreed to sell 2,200,000 of its Class B Common Shares to the Underwriters at a purchase price per share of $11.16 (the offering price to the public of $12.00 per share minus the Underwriters’ discount). The Company also provided the Underwriters with an option to purchase up to an additional 330,000 shares of Class B Common Shares to cover over allotments. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of those liabilities. The Offering will close on August 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date: August 26, 2010	By:	/s/ David K. Holeman
David K. Holeman Chief Financial Officer